Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 present the historical financial statements of Vertiv Holdings, adjusted to reflect the Business Combination. GSAH and Vertiv shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Company.”

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2019 were derived from Vertiv’s unaudited condensed financial statements as of and for the nine months ended September 30, 2019 and GSAH’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was derived from Vertiv’s audited consolidated statement of operations for the year ended December 31, 2018 and GSAH’s audited consolidated statement of operations for the year ended December 31, 2018. GSAH’s balances have been classified consistently with Vertiv’s presentation.

On December 10, 2019, GSAH entered into the Merger Agreement with First Merger Sub, Second Merger Sub, Vertiv Holdings and the Vertiv Stockholder, and on February 7, 2020, the Business Combination was consummated. The unaudited pro forma condensed combined financial information does not purport to represent our actual results of operations giving effect to the Business Combination or to project our results of operations that may be achieved after the Business Combination.

After giving effect to the Business Combination, the Company owns, directly or indirectly, all of the assets of Vertiv and its subsidiaries, and the Vertiv Stockholder holds a portion of the Company’s Class A common stock. Vertiv is considered the accounting acquirer, as further discussed below in “—Note 2—Basis of the Pro Forma Presentation.”

GS ACQUISITION HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2019

(Dollars in millions)	Historical as of September 30, 2019				As of September 30, 2019
	Vertiv Holdings LLC	GS Acquisition Holdings Corp	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$149.3	0.2	1,239.0	(a)	149.5
			705.0	(a)(b)
			(1,944.0)	(a)
Accounts receivable, net	1,208.0	—			1,208.0
Inventories	443.2	—			443.2
Other current assets	162.8	0.4			163.2

Total current assets	1,963.3	0.6	—		1,963.9

Property, plant and equipment, net	415.2				415.2
Other assets:
Cash and cash equivalents held in Trust	—	703.9	(703.9)	(b)	0.0
Goodwill	618.0	—			618.0
Other intangible assets, net	1,457.6	—			1,457.6
Deferred income taxes	4.2	—			4.2
Other	152.9	1.1	(1.1)	(b)	152.9

Total other assets	2,232.7	705.0	(705.0)		2,232.7

Total assets	$4,611.2	705.6	(705.0)		4,611.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$613.4	1.2			614.6
Accrued expenses and other liabilities	832.4	—			832.4
Income taxes	25.5	—			25.5

Total current liabilities	1,471.3	1.2	—		1,472.5

Long-term debt, net	3,479.5	—	(1,419.4)	(c)	2,060.1
Deferred income taxes	138.8	—			138.8
Other long-term liabilities	217.8	24.2	(24.2)	(d)	330.0
			112.2	(e)

Total liabilities	5,307.4	25.4	(1,331.4)		4,001.4

Class A Stock subject to redemption		675.2	(675.2)	(f)	—
Equity
Common stock Class A	—	—	—	(f)	—
Common stock Class B	—	—	—	(f)	—
Additional paid-in capital	277.7	—	1,239.0	(a)	1,751.1
			675.2	(f)
			(415.0)	(a)
			(25.8)	(a)
Accumulated (deficit) earnings	(966.7)	5.0	(59.6)	(c)	(1,133.5)
			(112.2)	(e)
Accumulated other comprehensive income (loss)	(7.2)	—			(7.2)
Total equity	(696.2)	5.0	1,301.6		610.4

Total liabilities and equity	$4,611.2	705.6	(705.0)		4,611.8

GS ACQUISITION HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(Dollars in millions, except shares outstanding and per share amounts)	For the nine months ended September 30, 2019				Nine months ended September 30, 2019
	Vertiv Holdings LLC	GS Acquisition Holdings Corp	Pro Forma Adjustments	Note	Pro Forma Combined
Net sales:
Net sales—products	$2,478.0	—	—		2,478.0
Net sales—services	781.7	—	—		781.7

Net sales	3,259.7	—	—		3,259.7
Costs and expenses:
Cost of sales—products	1,741.3	—	—		1,741.3
Cost of sales—services	452.6	—	—		452.6

Cost of sales	2,193.9	—	—		2,193.9
Selling, general and administrative expenses	809.0	1.7	—		810.7
Other deductions, net	98.6	—	—		98.6
Dividend (income) expense	—	(11.3)	11.3	(g)	—
Interest expense, net	234.2	—	(85.2)	(h)	149.0

Income (loss) before income taxes	(76.0)	9.6	73.9		7.5
Income tax (benefit) expense	30.9	2.0	(2.0)	(i)	30.9

Income (loss) from continuing operations	$(106.9)	7.6	75.9		(23.4)

Earnings per share
Pro Forma weighted average common shares outstanding—basic and diluted					328,411,955
Pro Forma net income (loss) per share basis basic and diluted				(j)	$(0.07)
Historical
Weighted average shares outstanding of Class A common stock		69,000,000
Basic and diluted net income per share, Class A		$0.09
Weighted average shares outstanding of Class B common stock		17,250,000
Basic and diluted net income per share, Class B		$0.09

GS ACQUISITION HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(Dollars in millions, except shares outstanding and per share amounts)	For the year ended December 31, 2018				Year ended December 31, 2018
	Vertiv Holdings LLC	GS Acquisition Holdings Corp	Pro Forma Adjustments	Note	Pro Forma Combined
Net sales:
Net sales—products	$3,230.3	$—	—		3,230.3
Net sales—services	1,055.3	—	—		1,055.3

Net sales	4,285.6	—	—		4,285.6
Costs and expenses:
Cost of sales—products	2,274.5	—	—		2,274.5
Cost of sales—services	590.7	—	—		590.7

Cost of sales	2,865.2	—	—		2,865.2
Selling, general and administrative expenses	1,223.8	1.0	—		1,224.8
Other deductions (income), net	178.8	—	—		178.8
Dividend (income) expense	—	(7.4)	7.4	(g)	—
Interest expense, net	288.8	—	(101.8)	(h)	187.0

Income (loss) before income taxes	(271.0)	6.4	94.4		(170.2)
Income tax (benefit) expense	49.9	1.4	(1.4)	(i)	49.9

Income (loss) from continuing operations	$(320.9)	5.0	95.8		(220.1)

Earnings per share
Pro Forma weighted average common shares outstanding—basic and diluted					328,411,955
Pro Forma net income (loss) per share basis basic and diluted				(j)	$(0.67)
Historical
Weighted average shares outstanding of Class A common stock		69,000,000
Basic and diluted net income per share, Class A	$0.06
Weighted average shares outstanding of Class B common stock	17,250,000
Basic and diluted net income per share, Class B	$0.06

NOTE 1—Description of the Business Combination

On December 10, 2019, GSAH, Vertiv Holdings, the Vertiv Stockholder, First Merger Sub and Second Merger Sub entered into the Merger Agreement, and on February 7, 2020, the Business Combination was consummated. Pursuant to the Business Combination, First Merger Sub merged with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity (the “First Merger”) and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, Vertiv Holdings merged with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement. Following the closing of the Business Combination, (a) the Company owns all the equity interests of Vertiv Holdings and (b) the Vertiv Stockholder, the sole equity owner of Vertiv Holdings prior to the Business Combination, holds a portion of the Company’s Class A common stock. Vertiv is considered the accounting acquirer, as further discussed below in “Note 2—Basis of the Pro Forma Presentation.”

The aggregate consideration for the Business Combination included a combination of cash and stock consideration as follows:

Shares transferred at closing	118,261,955
Value per share(1)	$10.00

Total share consideration	1,182.6
Plus: cash transferred	343.6

Total cash and share consideration at closing(2)	$1,526.2

(1)

The value of shares transferred at closing is assumed to be $10.00 per share. The Business Combination will be accounted for as a reverse recapitalization and therefore any change in the Company’s trading price do not impact the pro forma financial statements because the Company’s net assets acquired at closing will be recorded at their carrying values.

(2)

The aggregate consideration for the Business Combination does not take into account amounts that will be payable to the Vertiv Stockholder under the tax receivable agreement entered into at the closing of the Business Combination. Refer to Note 3(e) for further discussion of the pro forma adjustments related to the tax receivable agreement liability.

Concurrently with the execution of the Merger Agreement, the Company entered into Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors subscribed for 123.9 million shares of our Class A common stock for an aggregate purchase price equal to $1,239 million (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination. Each of the holders of our Class B common stock agreed to waive the anti-dilution adjustments provided for in the GSAH Certificate of Incorporation applicable to our Class B common stock in connection with the Business Combination, including the PIPE Investment. As a result of such waiver, the 17,250,000 shares of our Class B common stock automatically converted into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

The $1,239.0 million of gross proceeds from the sale of the Class A common stock to PIPE Investors is included in the Cash Consideration. The remainder of the Cash Consideration was provided by the funds held in the Trust Account. The following summarizes the pro forma Common Stock ownership at September 30, 2019:

	Number of Shares (millions)	Percentage of Outstanding Shares
Vertiv Stockholder	118.3	36%
PIPE Investors	123.9	38%
Public Stockholders	69.0	21%
Initial Stockholders	17.3	5%

Pro forma Common stock at September 30, 2019	328.5	100%

The Company may issue incentive awards under the Incentive Plan to the extent these plans are approved by the Company’s shareholders. However, as the number of awards and terms are not yet known, a pro forma adjustment has not been reflected.

In connection with the consummation of the Business Combination, the Company also entered into certain acknowledgement and release agreements pursuant to which participating key employees, including named executive officers, acknowledged that the Business Combination did not constitute a “qualifying event” under the Transaction Exit Bonus Plan (as defined below) and, subject to each individual’s continued employment through the consummation of the Business Combination and agreement to a release of claims, including any rights under the Transaction Exit Bonus Plan, the participating key employees, including named executive officers, were entitled to receive a bonus, payable within thirty days following the Business Consummation. These agreements result in an increase to compensation expense of approximately $20.8 million.

The Company adopted the Incentive Plan in connection with the consummation of the Business Combination. Based on the preliminary terms and estimated stock price, the awards under the plan would result in an increase to compensation expense of approximately $10.0 million to $18.0 million. These amounts may differ based on the final terms and share prices at the time of equity issuances. However, as these equity issuances are preliminary and not yet executed, the Company has not included a pro forma adjustment because such amounts were not deemed factually supportable.

NOTE 2—Basis of the Pro Forma Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, GSAH will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Vertiv issuing stock for the net assets of GSAH, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Vertiv.

Vertiv has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

The Vertiv Stockholder will designate four out of nine board members. The Vertiv Stockholder and the Sponsor will mutually approve the designation of three other board members. The Vertiv Stockholder will continue to nominate four board members under the Stockholders Agreement for as long as the Vertiv Stockholder holds more than 30% equity ownership of the Company.

•	The Vertiv Stockholder will hold the largest share of voting interests with 37.8%.

•	The ongoing senior management of the Company will be entirely comprised of Vertiv employees.

•	Vertiv comprises all of the operating activities of the Company.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if they had occurred on January 1, 2018.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

Upon consummation of the Business Combination, the Company adopted Vertiv’s accounting policies, but we have not identified any significant differences that would impact the financial statements of the Company.

Note 3—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of GSAH’s shares outstanding, assuming the Business Combination occurred on January 1, 2018.

In connection with the Business Combination, a total of one stockholder elected to redeem 250 shares of Class A common stock, representing approximately 0.0% of the Company’s issued and outstanding Class A common stock.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)

Reflects the net adjustment to cash associated with the PIPE Investment and Business Combination (dollars in millions). The actual uses of proceeds at closing (which are described in the Proxy Statemet) differed from the table below with respect to the paydown of Vertiv debt, the payment to selling equityholders, and the payment of Company expenses. The differences were primarily related to the reduction of the payment to selling equity holders driven by planned seller paid costs and payments under the Transaction Exit Bonus Plan. The differences were determined to be immaterial to the pro forma condensed combined balance sheet and statements of operations.

Sources:
Cash inflow from PIPE Investment	$1,239.0	(1)
Cash inflow from Company’s Trust Account	705.0	(2)

Cash inflow from business combination	1,944.0

Uses:
Paydown of Vertiv debt	1,479.0	(3)
Payment to selling equityholders	415.0	(4)
Payment of Company expenses	50.0	(5)

Cash outflow from business combination	1,944.0

Net pro forma cash flow	$—

(1)	Represents the issuance of 123.9 million shares of Class A common stock through the PIPE Investment at a par value of $0.0001 per share and an assumed fair value of $10.00 per share.

(2)

Reflects the reclassification of cash equivalents held in the trust account inclusive of accrued dividends and to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company stockholders.

(3)	Reflects the cash prepayment of the Term Loan Facility principal amount from $2,070.0 to $591.0.
(4)

Reflects the net cash consideration paid to or on behalf of the Vertiv Stockholder. Under the terms of the Merger Agreement, this amount will be contingent upon, amongst other items, the amount of funds from the trust account that will be used to pay redeeming GSAH stockholders.

(5)

Represents the payment of deferred underwriter fees of $24.2 and an estimated $25.8 acquisition-related transaction costs. Acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be charged against the proceeds from the PIPE Investment and the trust account. The unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding decrease to Additional paid in capital.

(b)	Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.

(c)

Represents funds from the Business Combination used to prepay the Term Loan Facility to the lender under the terms of the Merger Agreement resulting in a projected total net debt balance of approximately $2,060.1 on the date of the Business Combination.

Long-term debt, reduction of principal	$(1,479.0)
Accelerated amortization of debt issuance costs and discount	59.6

Reduction of long-term debt	$(1,419.4)

Due to the full valuation allowance in the U.S., there is no related tax benefit associated with the accelerated amortization of debt issuance cost and discount.

Because the accelerated amortization of debt issuance costs will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

(d)	Represents the $24.2 payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination.

(e)

Represents the estimated payable to the Vertiv Stockholder under the Tax Receivable Agreement. The Tax Receivable Agreement will generally provide for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings realized (or deemed realized) over a 12-year period after the closing of the Business Combination as a result of certain pre-existing tax assets and attributes of Vertiv. In the twelfth year of the Tax Receivable Agreement, an additional payment would be made to the Vertiv Stockholder based on 65% of the remaining tax benefits that have not been realized. The timing of expected future payments under the Tax Receivable Agreement are dependent upon various factors, including the existing tax bases at the time of the Business Combination, the realization of tax benefits, and changes in tax laws. However, as the Company is obligated to settle the remaining tax benefits after 12 years, the Company has concluded that the liability should be measured at fair value. The Company has estimated total payments of approximately $196.7. The pro forma adjustment represents the initial fair value of the estimated liability of $112.2 based on the expected tax attributes at closing, projections of future tax payments and an applicable discount rate. These estimates and assumptions are subject to change, which may materially affect the measurement of the liability. See “Business Combination—Related Agreements—Tax Receivable Agreement” for further discussion of the expected payments due under the Tax Receivable Agreement. Changes in the fair value of the Tax Receivable Agreement liability are expected in future periods. However, as the nature and magnitude of changes in fair value cannot be determined, a pro forma adjustment has not been reflected in the pro forma income statement.

(f)

Common stock adjustments include the 17,250,000 shares of Class B common stock converted into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination at a par value of $0.0001 per share and the issuance of Class A common stock to the PIPE Investors and Vertiv Stockholder at par value of $0.0001 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2019 and for the year ended December 31, 2018 are as follows:

(g)	To eliminate GSAH’s dividend income on the trust account and related tax impact.

(h)	Represents the reduction of interest expense related to the prepayment of the Term Loan Facility principal amount from $2,070.0 to $591.0 at a 6.00% interest rate (LIBOR + 4.00%).

(i)	Due to the full valuation allowance in the U.S., the only pro forma adjustment is to reverse the tax on the GSAH dividend income.

(j)	Pro forma earnings per share:

	Nine months ended September 30, 2019	Year ended December 31, 2018
Pro forma net income (loss)	$(23.4)	$(220.1)

Historical Weighted average number of shares outstanding—basic and diluted	69,000,000	69,000,000
Class A common stock issued to Vertiv Stockholder	118,261,955	118,261,955
Class A common stock issued to PIPE Investors	123,900,000	123,900,000
Class B common stock converted to Class A common stock	17,250,000	17,250,000
Class A redemptions	—	—

Pro forma weighted average number shares outstanding	328,411,955	328,411,955
Pro forma net income (loss) per share of common stock—basic and diluted(1)	$(0.07)	$(0.67)

(1)

At September 30, 2019, GSAH had outstanding warrants to purchase up to 33,533,317 shares of Class A common stock. One whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. GSAH’s warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of the Company’s shares of Class A common stock and warrants outstanding at the time of closing.

Selected Unaudited Pro Forma Financial Information

(Dollars in millions except per share data)

Pro Forma Combined
Statement of Operations Data—Nine Months Ended September 30, 2019
Net Sales	$3,259.7
Loss from continuing operations	$23.4
Pro Forma weighted average common shares outstanding—basic and diluted	328,411,955
Pro Forma net income (loss) per share basic and diluted	$(0.07)
Statement of Operations Data—Year Ended December 31, 2018
Net Sales	$4,285.6
Loss from continuing operations	$220.1
Pro Forma weighted average common shares outstanding—basic and diluted	328,411,955
Pro Forma net income (loss) per share basic and diluted	$(0.67)
Balance Sheet Data—As of September 30, 2019
Total current assets	$1,963.9
Total assets	$4,611.8
Total current liabilities	$1,472.5
Total liabilities	$4,001.4
Total equity	$610.4